EXHIBIT 10.1


                                    AGREEMENT


This Agreement (the "Agreement") is made and entered into this 25th day of July, 2005, by and between World Golf League, Inc., a wholly owned subsidiary of N/A
                                                                            ----
(including its successors, heirs and assigns) (collectively, "Company") and Paxson Productions, Inc. (d/b/a Paxson Entertainment) ( "Paxson ").

Recitals

     1. Paxson is a wholly owned subsidiary of Paxson Communications Corporation, which owns and operates a network of television stations and provides programming to its over-the-air broadcast television stations and cable and satellite television systems within the United States that together reach approximately 85 million US households (the "Network").

     2. Company produces on its own or through other entities a certain television program, which is referred to as "WGL MILLION DOLLAR SHOOTOUT", which is more specifically defined and set forth on Exhibit "A", attached hereto and made a part hereof (the "Program").

     3. Company desires to broadcast the Program on the Network and Paxson desires to provide Company broadcast time on the Network for the Program.

NOW, THEREFORE, for and in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Company and Paxson hereby covenant and agree as follows:

A.     Purchase of Time
       ----------------

     1. During the Term (defined below), Paxson shall provide exclusively to Company the following time on the Network for Company's exhibition of the Program (the "Time Purchased"): Monday 7pm to 8pm Eastern and Pacific (6pm to 7pm Central and Mountain), which the express understanding that in some cases the satellite and cable operators will only carry the Eastern time zone feed of the Network.

     2. As consideration for the Time Purchased, Company shall pay to Paxson the following amounts:

          (a) a license fee in the amount **** (the "License Fee") net cash. [The license fee is calculated as follows: ****.]

          (b)  The License Fee shall be paid by Company to Paxson as *****.

     3. Company will provide Paxson with the Program for broadcast during the Time Purchased, (a list of such programs with log lines is attached as Exhibit "A"). The form and content of the Programs shall conform to Paxson's Broadcast Standards and Practices Guidelines (attached hereto as Exhibit "B") and incorporated by reference herein
                               ----------
          as  well as Paxson's Delivery Requirements (attached hereto as Exhibit
                                                                         -------
          "C").  The  running  times for each one (1) hour programming including
          ---
          all commercial spots shall not exceed fifty seven minutes (57:00), with the understanding that the balance of up to three (3) minutes per hour may be covered by cable/satellite local advertising avails, TV station legal Ids and on-air promotions of other programming which broadcasts on the Network. Company shall comply with delivery specifications and coordinate with Paxson's VP of Operation or such other designee of Paxson. Company shall deliver to Paxson two (2) acceptable, digi-beta tapes of each Program suitable for broadcast, complete with closed captioning for the hearing impaired. In addition to two (2) acceptable digi-beta airing masters (shipped to Paxson at Company's expense), Company will provide Paxson with reasonably available, standard promotional materials to promote the Program subject to any contractual limitations. Paxson and its affiliates will have the right during the Term to utilize clips (up to two minutes in length per clip), as well as stills from the clips and photographs, to promote carriage of the Program on the Network without charge.

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     4.   Paxson  may  refuse  to  broadcast  any  Program  or  portion  of  any
          Program which, in its judgment, is contrary to the public interest and/or the Paxson Commercial/Programming Policy Standard attached hereto as Exhibit B, as the same may be modified in whole or in part. Paxson will have 48 hours following the delivery to Paxson of any Program within which to preview the Program and deliver its content objections, if any, to Company. In such event, Company shall be obligated to provide substitute Program material acceptable to Paxson. Nothing in this Agreement shall confer upon Company or its employees or agents any right, directly or indirectly, to control, supervise or direct any aspect of the management operation of the Network or the stations that comprise the Network and such management and operation shall be and remain the sole responsibility of, and under the control and direction of, Paxson.

     5. In the event Company has not made payment of the License Fee on a timely basis as set forth herein, Paxson may immediately terminate this Agreement (without the requirement of any notice as provided for in Paragraph M below), and accordingly refuse to broadcast the Programs. In the event of the termination of the Agreement by Paxson as set forth in the proceeding sentence, Company shall immediately forfeit any portion of the License Fee previously paid to Paxson's benefit and the remaining balance of the Licensee Fee shall become accelerated and immediately due and payable to Paxson. The aforementioned shall not limit any remedy or claim for damages that Paxson may have against Company due to breach of this Agreement, at law or in equity.

B.     Representations, Warranties, and Obligations of Company
       -------------------------------------------------------

     1. Company represents and warrants it owns and/or controls the copyrights in or to the Programs or has been authorized to grant the rights herein granted under copyright and will own and/or control such copyrights for the duration of the Term such that Paxson may exercise its rights granted herein. Company will provide the Program to Paxson free and clear of any existing or future third party payments, residuals, guild payments, liens and/or encumbrances. None of the Programs (or any material contained in them) to be provided by Company under this Agreement during the Purchased Time (as defined herein) does or will violate, infringe upon, or give rise to any adverse claim with respect to, any right whatsoever (including, without limitation, any copyright, trademark, service mark, literary, dramatic, musical or motion picture right, right of privacy or publicity, contract right or so-called "moral rights of authors") of any person or entity or violate any law

     2. All of the Programs (and any material contained in them) provided by Company under this Agreement will comply with all federal, state and local laws, including, but not limited to, the Communications Act of 1934, as amended, the rules and policies of the Federal
          Communications Commission ("FCC"), as well as applicable libel, slander, obscenity, deceptive advertising or false representations statutes, regulations and policies. Company acknowledges that FCC regulations restrict commercial advertising during programming designed for children 12 years old and younger not only in the amount of commercial time (twelve minutes per hour during the week and 10.5 minutes per hour on weekends) but also the content of such advertising (e.g. host selling and program length commercials). If such ratings information exists, Company will deliver to Paxson upon execution of the Agreement the verified ratings information for the Programs as governed by applicable FCC regulations and laws. Finally, FCC regulations restrict the appearance of certain internet website addresses during such children's programming.

     3. Company shall indemnify, defend and hold harmless Paxson against all claims, demands, liabilities, suits, damages, costs, or expenses of any kind, resulting from or relating to the Programs or other material furnished by Company for broadcast on the Network under this Agreement including any fine or forfeiture imposed by the FCC based upon the content of any Program resulting from:

                    a) Any false or misleading statements or representations contained in any Program provided by Company.

                    b) Any failure of Company or its clients to deliver any advertised product or service in compliance with the terms of the applicable advertisement within the time period advertised.

                    c) Any infringement of any rights held by any third party, including but not limited to, actions for copyright or trademark infringement or actions for unfair competition.

                    d) Any breach of any representation, warranty or other obligation contained herein.

          This indemnity shall include, but not be limited to, all reasonable costs and attorney's fees incurred in connection with any such claim. Company represents and warrants that it has the full right, power and authority to enter into and fully perform this Agreement, free and clear of claims or restrictions by any other person, entity or governmental agency.

     4. Company will defend, at its own expense, any legal action or proceeding arising out of any breach or alleged breach of any warranty described above in this Section so long as Paxson: (i) notifies Company promptly of any such claim or of the commencement of any such action proceeding; (ii) delegates complete and sole authority to Company or its clients to defend or settle such claims, actions, or proceedings (except for claims involving the FCC); and (iii) cooperates fully with Company or its clients in the defense of any such claims.

     5. Company warrants and represents that it shall not disclose to any third party (other than its affiliated entities, directors, officers and employees, in their capacity as such) any information with respect to the financial terms and provisions of this Agreement except to the extent necessary to comply with law or the valid order of a court of competent jurisdiction.

     6. Company represents and warrants that is shall not re-sell or license the Programs or any rights under this agreement to a third party and that any such attempt shall be deemed a breach of this Agreement.

     7. Company represents and warrants that it has the full right, power, and authority to enter into and fully perform this Agreement, free and clear of claims or restrictions by any other person, entity, or governmental agency.

C.     Representations, Warranties, and Obligations of Paxson.
       -------------------------------------------------------

     1. Paxson represents and warrants that, as of the date of this Agreement, its Network will reach no less than 85,000,000 television households and that each of these households is fully capable of receiving programming during the Time Purchased.

     2. Paxson or its representative shall supply Company, prior to the start of the agreed upon service, a market list for the Network's coverage areas and identify which markets are carried via cable versus an over-the-air broadcast station.

     3. Paxson shall notify Company, immediately upon recognition, of any material technical difficulties or material picture quality inadequacies experienced during Time Purchased, to the extent that the Programming does not meet reasonable broadcast standards.

     4. Paxson shall not at any time disclose for any purpose (other than for the purpose of compliance with or enforcement of this Agreement) any terms or provisions of this Agreement or of Company's secrets or confidential technology, proprietary information, client information, prices, or any other matter or thing owned by Company or its clients, the use of disclosure of which might reasonably be construed to the contrary to the best interest of Company and its clients.

     5. Paxson shall indemnify, defend, and hold Company harmless from all liabilities, claims, costs, damages, and expenses relating to any breach by Paxson of any provision or representation in this Agreement. This indemnity shall include, but not be limited to, all reasonable costs and attorney's fees incurred in connection with any such claim.

     6. Paxson represents and warrants that it has the full right, power and authority to enter into and fully perform this Agreement, free and clear of claims or restrictions by any other person, entity or governmental agency.

D.     Survival of Provisions:
       -----------------------
          All warranties and representations contained herein shall survive any termination, cancellation, or expiration of the Term of this Agreement for the period of six months.

E.     Term:
       -----

     1. The term ("Term") of this Agreement shall be for seven (7) consecutive weeks beginning Monday, January 23, 2006 and ending on March 6, 2006. Licensee may terminate this Agreement at any time prior to September 23, 2005. In such event of termination, Licensee shall immediately refund any portions of the Licensee previously paid by Licensor to Licensee.

     2. The Company programming shall continue to be aired throughout the Term during the Time Purchased on the Network regardless of any change of controlling ownership in Paxson or Paxson Communications Corporation. Notwithstanding the foregoing, in the event of any change of controlling ownership of Paxson or Paxson Communications Corporation, Paxson shall have a right to terminate this Agreement upon two (2) months advance written notice to Company prior to commencement of the Term.

F.     Attorney's Fees
       ----------------
          In the event legal proceedings are instituted in connection with this Agreement, the prevailing party shall be entitled to an award of its reasonable attorney's fees at all trial and appellate levels.

G.     Modifications
       -------------
          The terms of this Agreement may not be changed, modified, or amended orally, except through a written instrument, signed by the party against whom the enforcement of the change, modification, or amendment is asserted.

H.     Section 507
       -----------
          Company acknowledges Section 507 of the Communications Act, which requires any employee who accepts and or agrees to accept from any person or entity (other than the network) any money, service or other valuable consideration in return for broadcasting any matter, Company shall announce in the Program(s) that the matter was paid for or furnished by the person or entity from whom the matter of compensation was received.

I.     Governing Law
       -------------
          This Agreement shall be governed by and construed in accordance with the laws of the State of Florida (including, without limitation, matters of validity, construction, effect, performance and remedies) or where applicable, by Federal Law, all as applicable to agreements made and to be performed entirely within the State of Florida.

J.     Exclusive Jurisdiction
       ----------------------
          It is expressly agreed and understood by the parties hereto that the state and federal courts of Palm Beach County, Florida shall have the sole and exclusive jurisdiction and venue over all controversies, proceedings, or other actions arising out of or in any manner related to this Agreement. The parties hereby waive any defense of lack of personal jurisdiction or improper venue with respect to such courts.

K.     Entire Agreement
       ----------------
          Company and Paxson hereby represent and warrant that no representations or warranties have been made by or relied on by either of them pertaining to the subject matter of this Agreement, other than those representations and warranties specifically set forth in this Agreement. All prior statements, representations and warranties, if any, are totally superseded and merged into this Agreement, and this Agreement represents the final and sole agreement of Company and Paxson with respect to the matters that are the subject hereof.

L.     Construction of Agreement
       -------------------------
          The parties hereto represent and warrant that all of the terms of this Agreement were negotiated at arm's length, and were prepared and executed without fraud, duress, undue influence or coercion of any kind exerted by either of Company or Paxson upon the other. The execution and delivery of this Agreement is the free and voluntary act of each Company and Paxson.

M.     Termination.
       ------------
          In addition to the rights provided to Paxson under Paragraph A.5. herein, this Agreement may be terminated prior to the expiration of the Term under the following circumstances:

     1. Violation of terms and conditions. In case of breach or violation by either party of any of the terms, conditions, or covenants undertaken in this Agreement, the innocent party shall have the right to terminate this Agreement by giving fourteen (14) days' written notice and opportunity to cure to the other party, specifying the particulars of such breach or violation (five (5) days' notice for payment default) and provided that such breach or violation is not cured within said aforementioned notice period, then this Agreement will effectively terminate at the end of said notice period; or

     2. Bankruptcy or reorganization. This Agreement shall be terminated at the option of either party if the other party files or is the subject of an involuntary petition in bankruptcy, or a petition or answer seeking reorganization or an arrangement with creditors under the bankruptcy laws in the United States, or applies for or consents to the appointment of a receiver or trustee in contemplation of its dissolution or liquidation of its assets, or makes a general assignment for the benefit of creditors, or is adjudicated bankrupt or insolvent, or indicates in writing that it is unable to pay its obligations as they mature.

N.     Notices.
       --------
          All notices given or required to be given under this Agreement shall be in writing and sent by personal delivery or overnight mail, postage prepaid, to the parties given in this Agreement or at such other addresses as may subsequently be specified in writing.

     Company        World  Golf  League,  Inc.
                    c/o  Roy  Hamlin
                    NorthStar  Vision,  Inc.
                    PO  Box  32518
                    Palm  Beach  Gardens,  FL  33420

     Paxson         Paxson  Productions,  Inc.
                    601  Clearwater  Park  Road
                    West  Palm  Beach,  FL  33401
                    Attn:  Legal  Department


O. Neither party may assign its rights or obligations under this Agreement without first receiving the advance written approval of the other party, provided however that Paxson shall have the right to assign any or all of their rights or obligations hereunder to effectuate the purposes of this Agreement, provided that such assignee agrees to assume all of Paxson's obligations to Company under this Agreement. Notwithstanding anything above to the contrary, Paxson may assign its interest in this Agreement, or any rights and obligations hereunder, without Company's consent, to an entity with which Paxson or Paxson Communications Corporation is merged or consolidated or controlled by or which acquires all or substantially all of Licensee or Paxson Communications Corporation.

P.     Force Majeure.
       -------------
          Neither party shall be liable to the other for failure to supply the Programs, failure of broadcasting services or failure to comply with any provisions of this Agreement or inability to perform any obligations provided in this Agreement, where the parties prevented from doing so by reason of acts of God, weather conditions, strikes, accidents, acts of government authorities, or other causes beyond control of such party. All requirements as to notice and other matters requiring performance within a specified period shall be automatically extended to accommodate the period during which such clause existed.


     WORLD  GOLF  LEAGUE,  INC.               PAXSON  PRODUCTIONS,  INC.

     By:  /s/  Michael  Pagnano               By:/s/ Marc Zand
          ---------------------                  -------------------------------

     Print  Name:  Michael  Pagnano           Print Name: Marc Zand
                   ----------------                      -----------------------

     Title:  CEO                              Title:General Counsel
             ---                                    ----------------------------

     Date:  07-25-05                          Date: 08-01-05
            --------                               -----------------------------

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